UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2025

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2025, Trevi Therapeutics, Inc. (the “Company”) and Lisa Delfini, the Company’s Chief Financial Officer, agreed that her employment with the Company would end on August 22, 2025 (the “Effective Date”) and that she would resign as Chief Financial Officer. The Company appreciates the service of Ms. Delfini and her resignation is not the result of any disagreement with the Company on any matter, including the Company’s operations, policies or practices.

In connection with the end of her employment, the Company has agreed to provide Ms. Delfini the separation benefits provided under the Company’s Executive Separation Benefits and Retention Plan, subject to the execution by Ms. Delfini of a severance and release of claims agreement containing, among other things, a general release of claims, an agreement not to disparage the Company and a reaffirmation of her confidentiality, non-solicitation and non-compete obligations under her existing invention and non-disclosure agreement and non-competition and non-solicitation agreement with the Company.

As of the Effective Date, Jennifer L. Good, the Company’s President and Chief Executive Officer, will serve as the Company’s principal financial officer on an interim basis until a new principal financial officer is designated. For Ms. Good’s biographical information, see the disclosure included under the headings “Proposal 1: Election of Two Class III Directors” and “Transactions with Related Persons” beginning on page 6 and page 36, respectively, of the Company’s Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025, which disclosure is incorporated herein by reference.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: August 20, 2025	By:	/s/ Jennifer L. Good
Name: Jennifer L. Good
Title: President and Chief Executive Officer